Exhibit 99.2

MEREDITH CORPORATION

NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE

ITS 6.875% SENIOR NOTES DUE 2026, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF OUTSTANDING 6.875% SENIOR NOTES DUE 2026.

This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Exchange Offer made by Meredith Corporation, a Delaware corporation (the “Company”), and the Guarantors, pursuant to the Prospectus, dated                , 2019 (as it may be amended or supplemented from time to time, the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), if (i) the Certificates for the Outstanding Unregistered Notes are not immediately available, (ii) time will not permit the Certificates and all other required documents to reach U.S. Bank National Association (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission to the Exchange Agent as set forth below.

In addition, in order to utilize the guaranteed delivery procedure to tender the Outstanding Unregistered Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                 , 2019 (THE “EXPIRATION DATE”) UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON                 , 2019.

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

By overnight courier or mail to:	By certified or registered mail to:
U.S. Bank National Association	U.S. Bank National Association
60 Livingston Avenue	60 Livingston Avenue
St. Paul, Minnesota 55107	St. Paul, Minnesota 55107
Attn: Specialized Finance	Attn: Specialized Finance

By Facsimile Transmission	By hand:
(For Eligible Institutions Only):	U.S. Bank National Association
(651) 466-7372	60 Livingston Avenue
Confirm by Telephone:	1st Floor—Bond Drop Window
(800) 934-6802	St. Paul, Minnesota 55107

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space in Box 8 provided on the Letter of Transmittal for signature guarantee.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Outstanding Unregistered Notes indicated below, pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus. All authority herein conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, administrators, trustees in bankruptcy and legal representatives of the undersigned.

Certificate Number(s) (if known) of Outstanding Unregistered Notes or Account Number at DTC	Aggregate Principal Amount Represented by Outstanding Unregistered Notes	Aggregate Principal Amount of Outstanding Unregistered Notes Being Tendered*

*

The minimum permitted tender is $2,000 in principal amount. All tenders must be in the amount of $2,000 or in integral multiples of $1,000 in excess thereof. Unless otherwise indicated in this column, the Holder will be deemed to have tendered the full aggregate principal amount represented by such Outstanding Unregistered Notes.

PLEASE COMPLETE AND SIGN

(Signature(s) of Registered Holder(s))	(Signature(s) of Registered Holder(s))
(Please Type or Print Name(s) of Registered Holder(s))	(Please Type or Print Name(s) of Registered Holder(s))

Dated:	Dated:

Address:

(Zip Code)

(Daytime Area Code and Telephone No.)

☐	Check this Box if the Outstanding Unregistered Notes will be delivered by book-entry transfer to The Depository Trust Company (“DTC”).

Account Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature medallion program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that the above person(s) “own(s)” the Outstanding Unregistered Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Outstanding Unregistered Notes complies with Rule 14e-4 under the Exchange Act and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the Certificates representing all tendered Outstanding Unregistered Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Outstanding Unregistered Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date.

Name of Firm:

(Authorized Signature)

Address:

(Zip Code)

Area Code and Tel. No.:

Name:

(Please Type or Print)

Title:

Dated:

NOTE:	DO NOT SEND OUTSTANDING UNREGISTERED NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING UNREGISTERED NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the Holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the Holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the Holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal. No notice of Guaranteed Delivery should be sent to the Company.

2. Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Outstanding Unregistered Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Outstanding Unregistered Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Outstanding Unregistered Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered Holder(s) appear(s) on the Outstanding Unregistered Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3. Questions and Requests for Assistance or Additional Copies.

Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.